Exhibit 97.1

INDIVIOR PHARMACEUTICALS, INC.

EXECUTIVE COMPENSATION CLAWBACK POLICY

1.	Purpose.

The purpose of this Policy is to set out the circumstances under which Executive Officers of the Company will be required to repay or return certain Excess Awarded Compensation to the Group to comply with the U.S. Clawback Rule and the U.S. Listing Rule.

2.	Administration.

This Policy shall be administered by the Committee. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any determinations made by the Committee shall be final, conclusive and binding on all interested parties.

3.	Recovery of Excess Awarded Compensation.

a)

Recovery of Excess Awarded Compensationa. . If there is an Accounting Restatement, the Committee shall reasonably promptly determine the amount of any Excess Awarded Compensation for each Covered Executive Officer in connection with such Accounting Restatement and then notify each Covered Executive Officer in writing of the amount of Excess Awarded Compensation and a demand for repayment or return, as applicable.

b)

Forms of Recoverya. . The Committee shall determine, in its sole discretion, the method(s) for recovering any Excess Awarded Compensation, which may include: (i) requiring cash reimbursement; (ii) seeking recovery or forfeiture of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (iii) offsetting the amount from any compensation otherwise owed by the Company to the applicable Covered Executive Officer; (iv) reducing or cancelling outstanding vested or unvested equity awards; or (v) taking any other remedial and recovery action permitted by law, as determined by the Committee. The Group may not accept less than the amount of Excess Awarded Compensation in satisfaction of a Covered Executive Officer’s obligations.

c)

Executive Officer’s Failure to Repaya. . If a Covered Executive Officer fails to repay any portion of Excess Awarded Compensation to the Group when due, the Company shall, or shall cause another member of the Group to, take all actions reasonable and appropriate to recover such Excess Awarded Compensation from the applicable Covered Executive Officer (including suing for repayment and/or enforcing such Covered Executive Officer’s obligation to make payment through the reduction or cancellation of outstanding and future compensation). The applicable Covered Executive Officer shall be required to reimburse the Group for any and all expenses reasonably incurred (including legal fees) by the Group in recovering such Excess Awarded Compensation.

d)

No Indemnificatione) . No member of the Group shall be permitted to indemnify any Covered Executive Officer against: (i) the loss of any Excess Awarded Compensation that is repaid, returned or recovered pursuant to the terms of this Policy; or (ii) any claims relating to the Company’s enforcement of its rights under this Policy (including, for the avoidance of doubt, any advancement of costs related to such enforcement). Further, no member of the Group shall enter into any agreement that exempts any Performance-Based Compensation from the application of this Policy or that waives the Company’s right to recovery of any Excess Awarded Compensation and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date).

e)

Exceptions to Recoverya. . Notwithstanding anything in this Policy to the contrary, the Company shall not be required to take the actions contemplated by Section b) above if the following conditions are met and the Committee determines that recovery would be impracticable:

i.

The direct expenses paid to a third party to assist in enforcing the Policy against a Covered Executive Officer would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Excess Awarded Compensation, and the Committee has documented such attempt(s) and provided such documentation to the U.S. Exchange;

ii.

Recovery would violate the home country law of the Company, where that law was adopted prior to November 28, 2022, provided that, before determining that it would be impracticable to recover any amount of Excess Awarded Compensation based on violation of home country law, the Company has obtained an opinion of home country counsel, acceptable to the U.S. Exchange, that recovery would result in such a violation and a copy of the opinion is provided to the U.S. Exchange; or

iii.

Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of any member of the Group, to fail to meet the U.S. requirements of 26 U.S.C 401(a)(13), and the regulations thereunder, or 26 U.S.C. 411(a), and the regulations thereunder.

4.	Amendment and Termination.

The Board shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any U.S. federal securities laws (including the U.S. Clawback Rule), the SEC Rule or the U.S. Listing Rule. The Board may terminate this Policy at any time. Notwithstanding anything in this Section 4 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any U.S. federal securities laws (including the U.S. Clawback Rule), the SEC Rule or the U.S. Listing Rule.

5.	Condition of future awards.

The Committee may require that any employment agreement, equity award agreement, or any other agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefits, require an Executive Officer to agree to abide by the terms of this Policy.

6.	Filing Requirements.

The Company shall file all relevant disclosures with respect to this Policy in accordance with the requirements of the U.S. federal securities laws, including relevant disclosures required by SEC filings.

7.	Non-Exclusivity.

Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to any member of the Group under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment contract, service agreement, equity award agreement, or similar agreement and any other legal remedies available to the Group.

8.	Successors.

This Policy shall be binding and enforceable against all Covered Executive Officers and their beneficiaries, heirs, executors, administrators or other legal representatives.

9.	Governing Law and Jurisdiction.

This Policy and any non-contractual obligations arising out of or in connection with this Policy shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that may direct the application of the laws of another jurisdiction. All actions arising out of or relating to this Policy shall be heard and determined exclusively in the courts of the Commonwealth of Virginia, if such courts decline to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the Eastern District Court of Virginia.

Definitions

Accounting Restatement means an accounting restatement: (i) due to the material non-compliance of the Company with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements of the Company that is material to the previously issued financial statements of the Company; or (ii) that corrects an error that is not material to previously issued financial statements of the Company, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period;

Board means the board of directors of the Company or a duly authorized committee of it which may include the Committee;

Committee means the Compensation Committee of the Board or such other appropriately constituted committee;

Company means Indivior Pharmaceuticals, Inc., a Delaware corporation;

Covered Executive Officer means, with respect to any Performance-Based Compensation, each current and former Executive Officer who serves, or served, as an Executive Officer at any time during the performance period in respect of which such Performance-Based Compensation is Received by such Executive Officer;

Covered Period means, with respect to any Accounting Restatement, the three completed Financial Years of the Company immediately preceding the Restatement Date and any Transition Period of less than nine months within or immediately following those three completed Financial Years;

Effective Date means January 26, 2026;

Excess Awarded Compensation means, with respect to a Covered Executive Officer, the gross amount of Performance-Based Compensation Received by that Covered Executive Officer during a Covered Period that exceeds the amount of Performance-Based Compensation that the Covered Executive Officer would have Received had it been determined based on the Accounting Restatement; provided that, for Performance-Based Compensation that is based on or related to the Company’s share price or total shareholder return where the amount of Excess Awarded Compensation is not subject to mathematical recalculation directly from information in the applicable Accounting Restatement, the amount that would have been Received shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the share price or total shareholder return, as applicable, upon which the Performance-Based Compensation was Received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the U.S. Exchange). Notwithstanding this, compensation amounts shall only be considered “Excess Awarded Compensation” for the purposes of the Policy if such compensation is Received: (i) while the Company has a class of securities listed on a U.S. securities exchange or a U.S. securities association; and (ii) on or after October 2, 2023;

Executive Officer means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s parent(s) or subsidiaries shall be deemed executive officers of the Company if they perform such policy-making functions for the Company;

Financial Reporting Measure means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any other measure that is derived wholly or in part from such measure (in each case, regardless of whether such measure is presented within the Company’s financial statements or included in a filing with the SEC);

Financial Year means the Company’s financial year; provided that a Transition Period between the last day of the Company’s previous financial year end and the first day of its new financial year that comprises a period of nine to twelve months will be deemed a completed financial year;

Group means the Company, together with each of its direct and indirect parents and subsidiaries and member of the Group shall be construed accordingly;

Performance-Based Compensation means any compensation (whether cash or equity-based) that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure, and may include, but shall not be limited to, performance bonuses, commissions, or long-term incentive awards such as share options, share appreciation rights, restricted shares, restricted share units, performance shares, performance share units or other equity-based awards, whether or not granted under the Company’s equity incentive plans. For the avoidance of doubt, Performance-Based Compensation does not include any compensation to the extent that it is: (i) granted, earned, or vested exclusively upon completion of a specified employment period, without any performance condition; (ii) discretionary; or (iii) based on subjective goals or goals that do not constitute Financial Reporting Measures;

Policy means this Indivior Pharmaceuticals, Inc. Executive Compensation Clawback Policy, as may be amended from time to time;

Received means, with respect to Performance-Based Compensation, the date of deemed receipt, and for these purposes, Performance-Based Compensation shall be deemed Received in the Financial Year during which the applicable Financial Reporting Measure is attained, even if payment or grant of the Performance-Based Compensation occurs after the end of that period;

Restatement Date means the earlier of: (i) the date that the Board or an officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement;

SEC means the U.S. Securities and Exchange Commission;

SEC Rule means the rules, regulations, orders, statements and interpretations published or issued by the SEC, as amended, that implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

Transition Period means any transition period that results from a change in the Company’s Financial Year within or immediately following the three completed Financial Years immediately preceding the Restatement Date;

U.S. Clawback Rule means Section 10D of the U.S. Exchange Act and the rules and regulations pursuant to it, each as may be amended from time to time;

U.S. Exchange means mean The Nasdaq Stock Market;

U.S. Exchange Act means the U.S. Securities Exchange Act of 1934, as amended; and

U.S. Listing Rule means Listing Rule 5608, as promulgated by The Nasdaq Stock Market LLC, as such rule may be amended from time to time.